                                                                   Exhibit 10.31

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------
                  BETWEEN LYDALL, INC. AND WALTER RUSCHMEYER
                  ------------------------------------------
                              Dated March 1, 2000
                              -------------------

     This is an Amendment of the Employment Agreement between Lydall, Inc. and Walter Ruschmeyer dated March 1, 2000. This Amendment is made in consideration of the mutual agreements and promises hereinafter set forth and for other good and valuable consideration.

     All provisions of the Employment Agreement are reaffirmed and will remain in full force and effect except that the following new section shall be added as noted:

     9.   Benefits Upon Termination Without Cause or For Good Reason (Change of
          ---------------------------------------------------------------------
          Control).
          ---------

               (h) The Company will pay the Executive a car allowance, in an amount equal to Executive's monthly lease allowance at the time of termination, per month for 24 months following termination of the Executive's employment to replace the Company-leased automobile, which leased automobile will be returned to the Company by the Executive on the date of termination of the Executive's employment.

     This amendment will be effective as of August 1, 2000.

               IN WITNESS WHEREOF, Lydall, Inc. and Walter Ruschmeyer have caused this Amendment to the Agreement to be executed in duplicate.

LYDALL, INC.

By
   ----------------------                            ---------------------
        Christopher Skomorowski                      Walter Ruschmeyer
         President and Chief Executive Officer